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                                                                 EXHIBIT 10.8.3

                                 THIRD AMENDMENT

         This Third Amendment (this "Third Amendment") is entered into as of March 8, 2004 by and among TC PipeLines, LP, a Delaware limited partnership (the "Borrower"), the Lenders party to the Credit Agreement referred to below, and Bank One, NA, as agent for such Lenders. The parties hereto agree as follows:

         WHEREAS, the Borrower and Bank One, NA, individually and as Agent are parties to that certain Credit Agreement dated as of August 22, 2000 and amended pursuant to a First Amendment and Waiver dated as of April 15, 2002 and a Second Amendment dated as of September 30, 2002 (as so amended, the "Agreement"), pursuant to which the Lenders party thereto agreed to make extensions of credit available to the Borrower on the terms and conditions set forth therein; and

         WHEREAS, the Borrower has requested an increase in the Aggregate Commitment and an extension of the Termination Date and the Lender is prepared to agree to such an increase and extension on the terms provided for in this Third Amendment; and

         WHEREAS, the Borrower, the Lender and the Agent have also agreed to such other amendments to the terms of the Agreement as are provided for in this Third Amendment.

         NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Agent, and the Lenders hereby agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Third Amendment shall have the meanings attributed to them in
Article I of the Agreement.

         SECTION 2. AMENDMENT OF AGREEMENT. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Third Amendment but effective as of the date hereof, the Agreement shall be amended as follows:

         (a) Article I of the Agreement is hereby amended by deleting therefrom the entire definition of "Cash Generated from Operations".

         (b) Article I of the Agreement is hereby amended by adding thereto between the existing definitions of "Condemnation" and "Contingent Obligation" the following new definition of "Consolidated Adjusted EBITDA":

                  "'Consolidated Adjusted EBITDA' means, with reference to any period, (i) the net income (or loss) of the Borrower and its consolidated Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, PLUS (ii) to the extent taken into account in determining such net income (or loss), the sum of interest expense, expense for taxes paid or accrued, depreciation, amortization, and extraordinary losses incurred other than in the ordinary course of business, MINUS (iii) to the extent taken into account in determining such net income (or loss), extraordinary gains realized other than in the ordinary course of business, MINUS (iv) to the extent taken into account in determining such net income (or loss), equity earnings of any Person in which the Borrower or any of its consolidated Subsidiaries

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         has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its consolidated Subsidiaries in accordance with GAAP), PLUS (v) the aggregate amount of all cash dividends and other distributions of cash actually received by the Borrower or any of its consolidated Subsidiaries during such period from any Person in which the Borrower or any of its consolidated Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its consolidated Subsidiaries in accordance with GAAP)."

         (c) The definition of "Commitment" set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Commitment":

                  "'Commitment' means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature to the Third Amendment, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2, or as otherwise modified from time to time pursuant to the terms hereof."

         (d) Article I of the Agreement is hereby amended by adding thereto between the existing definitions of "Property" and "Purchasers" the following new definition of "PUHCA":

                  "'PUHCA' means the Public Utility Holding Company Act of 1935, as amended."

         (e) The definition of "Termination Date" set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Termination Date":

                  "'Termination Date' means February 28, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof."

         (f) Article I of the Agreement is hereby amended by adding thereto between the existing definitions of "Termination Date" and "Total Debt" the following new definition of "Third Amendment":

                  "'Third Amendment' means that certain Third Amendment dated as of March 8, 2004 among the Borrower, the Agent and the Lenders pursuant to which this Agreement was amended as provided therein."

         (g) Section 4.2 of the Agreement is hereby amended by adding thereto between the existing Section 4.2(b) and the penultimate sentence of such Section
4.2 the following new Section 4.2(c):

                  "(c) Either one of the following shall be true and correct as of such Borrowing Date:

                           (i) Neither the Borrower nor any Owned Person is (i) a "registered holding company", (ii) a "subsidiary company" of a "registered holding company", (iii) an "affiliate" of a "registered holding company", or (iv) an "affiliate" of a "subsidiary company" of a "registered holding company", within the meaning of PUHCA; or


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                           (ii)  Neither the Borrower nor any Owned Person has,
                  by any action or omission, in any way violated (whether or not such violation is material or has a Material Adverse Effect) PUHCA or any rule, regulation or order issued thereunder."

         (h) Section 5.16 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 5.16:

                  "5.16. PUHCA. No order, consent, adjudication, approval, license, authorization or validation of, or filing, recording or registration with, or declaration or notice to, or exemption by, or other action in respect of the United States Securities and Exchange Commission or any other governmental or public body or authority, or any subdivision thereof, which has not been made or obtained, is or will be required to be made or obtained by the Borrower, NBPC or any other Owned Person under PUHCA or any other federal, state or local law or regulation in connection with any actual or potential distribution of cash by NBPC to the Borrower. To the knowledge of the Borrower, neither NBPC nor any of its properties, operations or business activities is subject to any regulation or restriction under PUHCA or any other federal, state or local law or regulation which restriction or regulation would reasonably be expected to have a Material Adverse Effect."

         (i) Section 6.7 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.7:

                  "6.7. COMPLIANCE WITH PUHCA AND OTHER LAWS. The Borrower will, will cause each of its Subsidiaries to, and will use commercially reasonable efforts to cause each Owned Person which is not a Subsidiary of the Borrower to, comply in all respects with PUHCA and all rules, regulations and orders issued thereunder. The Borrower will, will cause each of its Subsidiaries to, and will use commercially reasonable efforts to cause each Owned Person which is not a Subsidiary of the Borrower to, comply in all material respects with all other laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards (including, without limitation, all Environmental Laws) to which it may be subject the failure to comply with which could reasonably be expected to have a Material Adverse Effect."

         (j) Section 6.15 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.15:

                  "6.15. TOTAL DEBT. The Borrower will not permit Total Debt as at the last day of any fiscal quarter to be more than the lesser of
          (i) 35% of Capitalization as at the last day of such fiscal quarter, or (ii) 2.5 times the Consolidated Adjusted EBITDA for the period consisting of such fiscal quarter and the three immediately preceding fiscal quarters."

         SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to execute and deliver this Third Amendment, the Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Agreement as amended by this Third Amendment provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement,

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this Third Amendment and the Agreement as amended by this Third Amendment. A
Default under and as defined in the Agreement as amended by this Third Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

         SECTION 4. CONDITIONS PRECEDENT. This Third Amendment and the amendments provided for herein shall become effective as of the date hereof on the date (the "Closing Date") on which the Agent shall have received all of the following:

         (a) Counterparts of this Third Amendment duly executed and delivered by the Agent, the Lender and the Borrower.

         (b) A copy, certified as of the Closing Date by the Secretary or an Assistant Secretary of the General Partner, of the Partnership Agreement, together with all amendments.

         (c) A copy, certified as of the Closing Date by the Secretary or an Assistant Secretary of the General Partner, of resolutions of the General Partner's Board of Directors authorizing the General Partner's execution and delivery on behalf of the Borrower of this Third Amendment.

         (d) An incumbency certificate dated the Closing Date, executed by the Secretary of an Assistant Secretary of the General Partner, which shall identify by name and title and bear the signatures of the officers of the General Partner authorized to act on behalf of the General Partner in its capacity as a general partner of the Borrower, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (e) A written opinion of counsel to the Borrower and the General Partner, dated the Closing Date and addressed to the Lenders in substantially the form of Exhibit A to this Third Amendment.

         (f)  The Borrower shall have paid Bank One a $30,000 extension fee.

         SECTION 5. EFFECT ON THE AGREEMENT. Except to the extent of the specific amendments provided for herein, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents
(i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Third Amendment, all references in the Agreement (including references in the Agreement as amended by this Third Amendment) to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement as amended by this Third Amendment.

         SECTION 6. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Third Amendment.

         SECTION 7. ENTIRE AGREEMENT. This Third Amendment, the Agreement as amended by this Third Amendment and the other Loan Documents embody the entire agreement and understanding

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between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         SECTION 8. HEADINGS. The headings, captions, and arrangements used in this Third Amendment are for convenience only and shall not affect the interpretation of this Third Amendment.

         SECTION 9. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS
SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS LOCATED IN ILLINOIS.

         SECTION 10. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Third Amendment by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

                                        TC PIPELINES LP

                                        By:   TC Pipelines GP, Inc.,
                                              its general partner

                                        By:   /s/ Ronald J. Turner
                                            ------------------------------------
                                               Ronald J. Turner
                                        Title: President and Chief Executive
                                               Officer

                                        By:   /s/ Russell K. Girling
                                            ------------------------------------
                                               Russell K. Girling
                                        Title: Chief Financial Officer

COMMITMENTS

$30,000,000                             BANK ONE, NA,
                                        Individually as a Lender and as Agent

                                        By: /s/ Kenneth J. Fatur
                                            ------------------------------------
                                               Kenneth J. Fatur
                                        Title: Director, Capital Markets


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